UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2023
AURORA INNOVATION, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40216	98-1562265
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1654 Smallman St, Pittsburgh, PA	15222
(Address of principal executive offices)	(Zip Code)
(888) 583-9506
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	AUR	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50	AUROW	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CFO Transition

On June 15, 2023, Aurora Innovation, Inc. (the “Company”) announced that David Maday has been appointed as the Company’s Chief Financial Officer, principal financial officer and principal accounting officer effective June 14, 2023 (the “Effective Date”). Mr. Maday succeeds Richard Tame, who resigned as Chief Financial Officer on June 12, 2023 and will continue with the Company in a transitional role until August 31, 2023. The Company is appreciative of the service of Mr. Tame and his resignation is not the result of any disagreement with the Company on any matter, including the Company’s operations, policies or practices.

Mr. Maday, 53, has served as the Company’s Senior Vice President of Business Development and Product Strategy since August 2021, and prior to that role served as the Company’s Vice President of Business Development and Product Strategy from September 2020. Before joining the Company, Mr. Maday held various senior leadership positions at General Motors Company (“GM”), including within the Corporate Development and Global M&A team as Vice President from September 2019 to September 2020, and as Executive Director from January 2016 to September 2019. With GM for more than 20 years, Mr. Maday also held multiple financial, product strategy, and operational positions, including as Executive Director of Global Product Programs Finance, and Director of Portfolio Analysis & Advanced Propulsion Finance.

In connection with Mr. Maday’s appointment, he and Aurora Operations, Inc., a wholly owned subsidiary of the Company, entered into a new employment letter (the “Employment Agreement”). Pursuant to the terms of the Employment Agreement, Mr. Maday will be entitled to an initial annual base salary of $500,000, with a target annual bonus equal to 40% of his annualized salary for the preceding calendar year.

Additionally, pursuant to the Employment Agreement, on June 13, 2023, the Compensation Committee of the Company’s Board of Directors (“Compensation Committee”) has approved the grant to Mr. Maday, effective as of June 14, 2023, of (a) awards of restricted stock units (“RSUs”) covering an aggregate of 750,000 shares of Company Class A Common Stock (“Shares”) (the “RSU Award”), and (b) options to purchase an aggregate of 750,000 Shares at a price per Share equal to $2.07 (the “Option Award” and, together with the RSU Award, the “Equity Awards”). The Equity Awards are subject to the terms of the Company’s 2021 Equity Incentive Plan (the “Plan”) and award agreements thereunder.

The RSU Award shall vest as follows, subject to Mr. Maday’s continued status as a Service Provider (as defined in the Plan) through each applicable vesting date: (a) with respect to 125,000 RSUs, fifty percent (50%) of the RSUs shall vest on each Quarterly Vesting Date (as defined below) following May 20, 2023; (b) with respect to 500,000 RSUs, twelve and one-half percent (12.5%) of the RSUs shall vest on each Quarterly Vesting Date following November 20, 2023; and (c) with respect to the remaining 125,000 RSUs, twenty-five percent (25%) of the RSUs shall vest on each Quarterly Vesting Date following November 20, 2025. “Quarterly Vesting Date” refers to the first trading day on or after each of February 20, May 20, August 20 and November 20.

The Option Award shall vest as follows, subject to Mr. Maday’s continued status as a Service Provider through each applicable vesting date: (a) with respect to 125,000 Shares subject to the Option Award, one seventh (1/7) of the Shares subject to the Option Award vest each month following May 20, 2023 on the 20th day of each such month; (b) with respect to 500,000 Shares subject to the Option Award, one twenty-fourth (1/24th) of the Shares subject to the Option Award vest each month following December 20, 2023 on the 20th day of each such month; and (c) with respect to the remaining 125,000 Shares subject to the Option Award, one twelfth (1/12th) of the Shares subject to the Option Award vest each month following December 20, 2025 on the 20th day of each such month.

In addition, on June 13, 2023, the Compensation Committee approved an amendment to stock options granted under the Company’s 2017 Equity Incentive Plan to Mr. Maday covering 607,158 shares, all of which are non-statutory stock options (the “Amendment”). The Amendment provides that Mr. Maday may pay the aggregate exercise price and satisfy any tax withholding obligations in connection with the exercise of such options by a net exercise arrangement. Such description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment to Stock Option Agreement entered into between the Company and Mr. Maday, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

In connection with his appointment as Chief Financial Officer of the Company, Mr. Maday has been designated as an “officer” as such term is used within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). There is no arrangement or understanding between Mr. Maday and any other persons pursuant to which Mr. Maday was selected as an officer within the meaning of Item 401(b) of Regulation S-K under the U.S. Securities Act of 1933, as amended (“Regulation S-K”), nor are there any family relationships between Mr. Maday and any director, executive officer or person nominated or chosen by the Company to become a director or executive officer of the company within the meaning of Item 401(d) of Regulation S-K. Since the beginning of the Company’s last fiscal year, the Company has not engaged in any transaction in which Mr. Maday had a direct or indirect material interest within the meaning of Item 404(a) of Regulation S-K. In connection with his appointment as Chief Financial Officer of the Company, Mr. Maday has executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.14 to the Company’s Registration Statement on Form S-1 (File No. 333-260835), filed with the SEC on November 5, 2021.

The foregoing description of the Employment Agreement is a summary and is qualified in its entirety by the text of the agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings. The Company intends to file an amendment to this Form 8-K following determination of any material separation arrangements in connection with Mr. Tame’s departure as Chief Financial Officer of the Company. A copy of the press release announcing the appointment of Mr. Maday as Chief Financial Officer of the Company is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.
EXHIBIT INDEX

Exhibit No.	Description

10.1	Amendment to Stock Option Agreement entered into between Aurora Innovation, Inc. and David Maday.
99.1	Press release dated June 15, 2023.
104	Cover Page Interactive Data File.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: June 15, 2023

AURORA INNOVATION, INC.

By:	/s/ Chris Urmson
Name:	Chris Urmson
Title:	Chief Executive Officer